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                                                                 EXHIBIT 10.16

                             OFFICE LEASE AGREEMENT
                                 by and between

                      VINTAGE PARK TWO LIMITED PARTNERSHIP
                                       and

                             TEMPLATE SOFTWARE, INC.



                                TABLE OF CONTENTS

SECTION 1.  Definitions
SECTION 2.  Completion of Leased Premises; Term
SECTION 3.  Rent; Additional Charges; Operating Expenses
SECTION 4.  Common Areas
SECTION 5.  Services and Utilities
SECTION 6.  Upkeep of Premises
SECTION 7.  Use of Premises
SECTION 8.  Rules and Regulations
SECTION 9.  Alterations
SECTION 10. Signs
SECTION 11. Insurance
SECTION 12. Fire and Casualty
SECTION 13. Condemnation
SECTION 14. Assignment and Subletting
SECTION 15. Default
SECTION 16. Bankruptcy
SECTION 17. Landlord's Performance of Tenant's Obligations
SECTION 18. Security Deposit
SECTION 19. Subordination
SECTION 20. Attornment
SECTION 21. Quiet Enjoyment
SECTION 22. Right of Access
SECTION 23. Limit on Liability
SECTION 24. Certificates
SECTION 25. Surrender
SECTION 26. Holdover
SECTION 27. Commissions
SECTION 28. General Provisions

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                             OFFICE LEASE AGREEMENT

         This OFFICE LEASE AGREEMENT (hereinafter referred to as this "Lease") dated as of the 25th day of April 1996, is by and between VINTAGE PARK TWO LIMITED PARTNERSHIP, a Virginia limited partnership (hereinafter referred to as "Landlord"), and TEMPLATE SOFTWARE, INC., a _______________ corporation (hereinafter referred to as "Tenant").

         WITNESSETH; Upon and subject to the terms of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises (as defined below), for the Term (as defined below), except that Landlord reserves and Tenant shall have no right in and to (a) the ownership and use of the exterior faces of all perimeter walls of the Building (as defined below), EXCEPT AS PROVIDED IN SECTION 10 BELOW, (b) the ownership and use of the roof of the Building, or (c) the ownership and use of the air space above the Building.

         1. Definitions.

            (a) Special Lease Definitions. As used in this Lease, the following words and phrases shall have the meanings indicated:

                (1) Advance Deposit. $53,936.00 (an amount equal to one (1) month's Basic Rent), the receipt of which is hereby acknowledged by Landlord. The Advance Deposit shall be applied by Landlord toward the Basic Rent initially due under this Lease.

                (2) (A) Basic Rent. $647,232.00 per annum ($16.00 per rentable square foot, net of electric) during the year commencing on the Lease Commencement Date as set forth below in Section 1 (a)(6). Beginning on December 1, 1997 and each December 1st thereafter during the Term, the Basic Rent the in effect shall be increased by three percent (3%). Tenant's obligation to pay separately for electric service for the Leased Premises is set forth in Section 5(a)(1) below.

                    (B) Abatement. Notwithstanding the foregoing, Tenant shall be entitled to the abatement of Basic Rent otherwise due until December 7, 1996 on which date Basic Rent shall commence becoming due.

                (3) Building. The existing office building known as Two Vintage Park located at 45365 Vintage Park Plaza, Dulles, Virginia 20166, including the underlying land.

                (4) (A) Initial Term. The period commencing on the Lease Commencement Date and ending December 6, 2006, unless sooner terminated in accordance with the provisions hereof.

                    (B) Renewal Term. In addition to the foregoing, Tenant shall have the right to renew this Lease for a period of five (5) additional years on the same terms and conditions of this Lease except that the initial rate of Basic Rent during such Renewal Term shall be equivalent to 95% of the then market rate for the Building but in no event less than the rate of Basic Rent, including the schedule escalation, then scheduled to take effect under Section 1
(a)(2)(A) above, provided Tenant notifies Landlord in writing at least eighteen
(18) months prior to the expiration of the Initial Term.

         Upon receipt of Tenant's notice to renew and promptly after the determination by Landlord of the "market" Basic Rent, Landlord shall send written notice to Tenant thereof and shall advise Tenant of any adjustment to the Basic Rent. In the event Tenant disagrees with Landlord's determination of "market", Tenant may, but only within forty-five (45) days after receipt of Landlord's notice, require by written notice to Landlord that the determination of the fair "market" rental be made by brokers. In such event each party shall select a qualified real estate broker with at least ten (10) years experience in leasing office buildings in the city or submarket in which the Leased Premises are located (in this case, the Dulles, Virginia area).

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The two brokers shall give their opinion of the fair market rental within thirty
(30) days of their retention. In the event the opinions of the two (2) brokers differ and, after good faith efforts over the succeeding twenty (20) day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above who shall make his/her determination of the fair market rental rate. Such third (3rd) broker, within twenty (20) days of his/her appointment, shall make a determination of the fair market rental rate and, of the three (3) determinations, average the two (2) closest determinations, and such average as determined by this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. The parties shall equally share the costs of any third broker. The parties shall immediately confirm the "market" Basic Rent so determined, in writing.

         (5) Landlord's Notice Address. Notices to be sent to Landlord hereunder shall be sent to:

             Vintage Park Two Limited Partnership
             c/o Lerner Corporation, Managing Agent
             11501 Huff Court
             North Bethesda, Maryland 20895-1094
             Attention: Senior Counsel.

             All rental payments should be forwarded to:

             Vintage Park Two Limited Partnership
             c/o Lerner Corporation
             11501 Huff Court
             North Bethesda, Maryland 20895-1094
             Attention: Accounts Receivable.


         (6) Lease Commencement Date. The earlier of substantial completion of the work to be performed under Section 2 below or October 1, 1996, except as otherwise provided in Section 2.

         (7) (A)(1) Leased Premises. The space in the Building which is outlined on the floor plan attached as Exhibit A to this Lease and is designated as Suite
100. The agreed square footage of the Leased Premises, including core space, is 40,452 rentable square feet as measured in accordance with the standard method of measurement of the WDCAR.

                (2) Common Area Usage. Tenant shall also have the right to utilize the Common Area rear atrium for a break area, at no additional rent (but, for purposes of the provisions in this Lease relating to insurance, indemnification and default, Tenant's use of such rear atrium area shall be deemed use of the Leased Premises). All furniture or other items placed in such rear atrium area by Tenant would need to be approved by Landlord. It is understood that this area would be Common Area for the Building and could be utilized by Building occupants.

             (B) Right of Refusal. Tenant shall have the right of first refusal on all space currently available or which may become available on the second
(2nd) floor of the Building. Space currently available on the second (2nd) floor includes suites consisting of 7,227 rentable square feet and 2,456 rentable square feet. The remaining space on the second (2nd) floor is occupied by Billcom and U.S. Customs, as shown on the attached floor plans in EXHIBIT A. If either the Landlord receives a bona-fide third party offer or Tenant desires to lease either or both the referenced currently available 7,227 rentable square feet and/or the space currently occupied by U.S. Customs BEFORE NOVEMBER 30, 1997, Tenant shall have five (5) days to exercise its right of first refusal and such space shall be leased on the same terms and conditions as the Leased Premises with prorated allowances, including a prorated buildout allowance equivalent to the initial buildout cost amortized on a straight-line basis over the Initial Term; and, if either the Landlord receives a bona-fide third party offer or Tenant desires to lease either or both the referenced currently available 7,227

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rentable square feet and/or the space currently occupied by U.S. Customs between
December 1, 1997 and November 30, 1998, Tenant shall have five (5) days to exercise its right of first refusal and such space shall be leased to Tenant on the same terms and conditions as the Leased Premises with prorated allowances, including a prorated buildout allowance equivalent to the initial buildout cost amortized on a straight-line basis over the Initial Term, but the base rent applicable to such expansion space shall be the then escalated rate under the lease plus one dollar ($1.00) per rentable square foot. After the aforesaid periods in connection with the currently available 7,227 rentable square feet and the space currently occupied by U.S. Customs, and in connection with the remaining space on the second (2nd) floor, if Landlord receives a bona-fide third party offer on any space on the second (2nd) floor, Tenant shall have five
(5) days to accept those terms and conditions and enter into a lease amendment. Any expansion space leased by Tenant shall be taken co-terminous with the initial premises and the rent commencement date on any expansion space shall be the earlier of occupancy or ninety (90) days from Tenant's exercise of its right of refusal.

         (8) Leasing Brokers. Diamond Property Company and The Rome Group, Inc.

         (9) Operating Expense Increases. Effective as of the initial anniversary of the Lease Commencement Date, Tenant will pay as an Additional Charge hereunder Tenant's Proportionate Share of Operating Expenses paid or incurred each calendar year in excess of 1996 actual Operating Expenses, adjusted to reflect ninety five percent (95%) occupancy, payable as more fully provided in Section 3(b) hereof.

            (A) Security Deposit. $53,936.00 (an amount equal to one (1) month's Basic Rent) payable in cash upon Lease execution; and, Tenant shall also provide Landlord an irrevocable and automatically renewing letter of credit, in a form and from a local bank acceptable to Landlord, in the amount of $300,000.00 (i.e., such letter of credit shall automatically renew unless the issuing bank otherwise notifies Landlord at least 30 days prior to its scheduled expiration).

            (8) Security Covenants. Additionally, Tenant warrants and represents that it shall make a minimum expenditure of at least $120,000.00, in addition to the Tenant Improvement allowance referenced in Section 2(c) below, on furniture, fixtures, equipment, computers, computer wiring and telephone systems, which shall be located within the Leased Premises. Invoices confirming the foregoing expenditures shall be provided to Landlord and, in the event such minimum expenditures are not made (by December 1, 1996), the aforesaid letter of credit shall be increased to a total amount of $350,000.00 (such replacement letter of credit being due by December 31, 1996). The letter credit shall be required for not less than the initial twenty-four (24) months of the Term, at which point the letter of credit requirement in subsection (A) above shall lapse, provided that no Event of Default has occurred and remains continuing under this Lease. The requirement for such letter of credit shall terminate prior to twenty-four
(24) months provided the following conditions are met: (1) there has been no Event of Default which has occurred and remains continuing under this Lease, and
(2) Template provides Landlord audited financial statements from an independent Certified Public Accountant which verifies that Tenant's shareholders' equity is at least three million dollars ($3,000,000.00). This shareholder equity requirement could be accomplished through company operating results, a public offering or a private placement. Finally, in the event any additional space is leased pursuant to Section 1(a)(7)(B) above, the cash deposits required herein shall also apply to the expansion premises, on a prorata basis.

         (11) Tenant's Notice Address. To the Leased Premises, Attn: E. Linwood Pearce, Chief Executive Officer; except before the Lease Commencement Date, to:

              13100 Worldgate Drive, Suite 340
              Herndon, Virginia 22070
              Attn: E. Linwood Pearce, Chief Executive Officer

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             (12) Tenant's Proportionate Share. 49.6% (the agreed percentage that the square footage of the Leased Premises bears to the total square footage of all rentable space contained in the Building).

         (b) General Definitions. As used in this Lease, the following words and phrases shall have the meanings indicated:

             (1) Additional Charges. All amounts payable by Tenant to Landlord under this Lease other than the Basic Rent, including amounts referred to as "additional rent." All Additional Charges shall be deemed to be additional rent and all remedies applicable to non-payment of Basic Rent shall be applicable thereto.

             (2) Common Areas. All areas and facilities of the Building provided by Landlord for the mutual, non-exclusive use of all tenants of the Building, including, but not limited to, all parking areas, sidewalks, driveways, and landscape areas of the Building, such Common Areas to be under the exclusive control of Landlord.

             (3) Event of Default. Any of the events set forth in Section 15 shall be deemed a default under this Lease.

             (4) Landlord's Building Standard Work. N/A.

             (5) Lease Year. The period commencing on the Lease Commencement Date and ending on the last day of the calendar year in which said Lease Commencement Date occurs shall constitute the first "Lease Year" as such term is used herein. Each successive full calendar year during the Term thereafter shall constitute a "Lease Year" and any portion of the Term remaining after the last full calendar year shall constitute the last "Lease Year" for the purposes of this Lease.

             (6) The word "mortgage" shall mean any mortgage or deed of trust, and the word "mortgagee" shall mean the holder of any mortgage or the beneficiary of any deed of trust.

             (7) For purposes hereof, the term "Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, leasing, operation, servicing and maintenance of the Building including, but not limited to, employees' wages, salaries and welfare and fringe benefits; payroll taxes; business and franchise taxes; Real Estate Taxes; premiums for fire and casualty, liability, workmen's compensation and other insurance; electricity (FOR THE COMMON AREAS), gas, oil, sewer, water, and other fuel or utility charges; telephone services; exterminating services; detection and security services; parking lot and sidewalk repaving and trash and snow removal; landscaping services; repairs, maintenance, additions, replacements and improvements made by Landlord to the Building (properly depreciating any capital improvements); building, janitorial and cleaning supplies; uniforms and dry cleaning; window cleaning; contracts for the servicing and maintenance of elevators, boilers, HVAC, and other mechanical equipment; administrative costs and overhead expenses; other miscellaneous expenses which are management-related; and management and leasing fees and commissions. For purposes of determining Tenant's share of Operating Expenses which are not fixed and which vary depending upon Building occupancy levels, such as char services, electricity, and management fees based upon rental, the Proportionate Share of such expenses shall be adjusted utilizing as the numerator the square footage of the Leased Premises and as the denominator the square footage of office tenants in occupancy of the Building each Lease Year. For purposes of determining Tenant's share of Operating Expenses which in certain instances have been contracted for separately by other tenant's of the Building, such as electricity and janitorial services, the Proportionate Share of such expenses shall be adjusted utilizing as the numerator the square footage of the Leased Premises and as the denominator the square footage of all remaining office tenants of the Building which do not contract separately for such services.

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             Notwithstanding the foregoing, Operating Expenses shall
specifically exclude all expenses for: (i) capital improvements made to the Building, unless the same are intended to reduce Operating Expenses and the same are included in annual Operating Expenses amortized over their useful life; (ii) painting, redecorating or other work which Landlord performs for any other tenant or prospective tenant in the Building; (iii) expenses for repairs and other work occasioned by fire, windstorm or other insured casualty, (iv) construction defects in the Building, (v) leasing commissions, legal fees and advertising expenses in connection with leasing and procuring new tenants for the Building; (vi) accounting fees and legal expenses incurred in enforcing the terms of any Lease of space in the Building; (vii) interest or amortization payments on any mortgage or mortgages which are liens on the land or Building or on any ground Lease; (viii) rental payable by Landlord with respect to the land and/or Building; (ix) the cost of performing any services for other tenants in excess of the services required to be provided to Tenant by Landlord under this Lease; (x) the cost of providing after hours HVAC to any tenant; (xi) the costs of providing electricity to portions of the Building other than the common areas if such costs are either reimbursed by other tenants or such electricity is separately metered and billed directly by the electric authority to other tenants; (xii) costs incurred by Landlord as a result of the negligence or willful acts or omissions of Landlord, its agents, employees or contractors;
(xiii) salaries, expenses, fringe benefits and other compensation for executives or other personnel above the grade of building manager; (xiv) costs of contracts with related companies of Landlord if such contracts are not at rates competitive with the rates of other local contractors providing such services (although it is understood and agreed that the management fee may be and currently is 4% of rentals); (xv) cost of repairs or replacements or improvements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain whether or not insurance proceeds or condemnation awards are recovered or adequate for such purposes; (xvi) costs related to any employee if such employee performs work or services for other than the Building, except for any bookkeeper or accountant (or other employee] of Landlord to the extent of the pay relating to time spent serving the Building; and (xvii) costs for services that are reimbursed under any warranty or guarantee of any equipment.

             (8) The word "person" shall mean a natural person, a partnership, a corporation and any other form of business or legal association or entity.

             (9) The words "Prime Rate" shall mean the prime rate of interest charged from time to time by NationsBank, N.A. or its successor to its most favored customers on commercial loans having a 90-day duration.

             (10) Real Estate Taxes. All taxes, assessments, water and sewer rents, if any, and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the Building imposed by any public or quasi-public authority having jurisdiction. Except for taxes, fees, charges and impositions described in the next succeeding sentence, Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, income or profit tax or capital levy. If at any time during the Term the methods of taxation shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of any Real Estate Taxes levied, assessed or imposed there shall be levied, assessed or imposed (i) a tax, license fee, excise or other charge on the rents received by Landlord, or (ii) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to, the whole or any portion of any Real Estate Taxes, then the same shall be included as Real Estate Taxes. A tax bill or true copy thereof, together with any explanatory or detailed statement of the area or property covered thereby, submitted by Landlord to Tenant shall be prima facie evidence of the amount of taxes assessed or levied, as well as of the items taxed. In the event any building adjacent to the Building in which Landlord has an interest is not separately assessed and taxed, Landlord shall have the right to allocate a proportionate share to each such building and Landlord's determination thereof shall be binding on the parties hereto. If any real property tax or assessment levied against the land,

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buildings or improvements covered hereby or the rents reserved therefrom, shall be evidenced by improvement or other bonds, or in other form, which may be paid in annual installments, only the amount paid or payable in any Lease Year shall be included as Real Estates Taxes for that Lease Year for purposes of this
Section 1 (b) (12).

                (11) Requirements. All laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, offices, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Building or any part thereof and/or the Leased Premises, and notices from Landlord's mortgagee, as to the manner of use or occupancy or the maintenance, repair or condition of the Leased Premises and/or the Building, and the requirements of the carriers of all fire insurance policies maintained by Landlord on the Building, as well as the Rules and Regulations attached hereto as Exhibit C.

                (12) Special Items. N/A.

                (13) Term. The Initial Term and the extended term(s), if any, as to which Tenant shall have effectively exercised any right to extend, but in any event the Term shall end on any date when this Lease is sooner terminated.

         2. Completion of Leased Premises: Term.

            (a) Omitted.

            (b) Plans. Tenant shall be solely responsible for generating all plans and obtaining all permits for the construction of the Leased Premises, including space plans and construction and engineering drawings. Landlord shall approve all such plans which approval shall not be unreasonably withheld or delayed. Landlord agrees to review and comment on all such plans within five (5) business days of receipt. If approved, such plans (as well as any signage drawings referenced in Section 10 below) shall be deemed acceptable to Landlord, but Landlord's approval shall not be construed as indicating compliance with code. If not approved by Landlord, Landlord shall likewise review revised plans within five (5) business days. In any event, any changes and all such final plans must be approved by Landlord. Once approved, Tenant shall provide Landlord with one (1) set of paper sepias and five (5) sets of bluelines. Furthermore, any and all changes and delays by Tenant which require redesign of the plans shall not delay the Lease Commencement Date set forth in Section 1 (a)(6) above (i.e., no later than October 1, 1996).

            (c) (1) Construction. Tenant shall within the Leased Premises construct the improvements as shown on the final plans approved in writing by Landlord as required under subsection (b) above. In connection with such improvements, and for purposes of completing the aforesaid space plans and the construction drawings referenced in subsection (b) above, Landlord shall provide to Tenant an allowance not to exceed twenty dollars ($20.00) per rentable square foot of the Leased Premises (the "Construction Allowance"). Tenant shall utilize a "Class - A" general contractor approved in writing by Landlord (Landlord hereby approves Rand Construction). Tenant's general contractor shall comply with Landlord's rules and regulations for construction. Landlord shall receive no independent mark-up in connection with such construction. Also, during construction of the Leased Premises, at no additional charge, Template Software, Inc. shall have the right to use the vacant 2,456 rentable square feet on the second (2nd) floor for storage purposes.

                (2) Construction Procedures. Landlord's sole responsibility relating to planning for and constructing the Leased Premises shall be that Landlord shall provide Tenant an allowance of twenty dollars ($20.00) per rentable square foot of the Leased Premises to defray Tenant's costs incurred designing and installing improvements within the Leased Premises, payable as follows. At the completion of all construction drawings and

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after issuance of all permits, Tenant shall in writing so notify Landlord, and submit invoices and lien waivers from Tenant's architect and engineer, and Landlord will pay Tenant's architect and engineer from the maximum allowance amount within thirty (30) days of receipt of the foregoing items. At the end of each month following commencement of construction, Tenant shall in writing notify Landlord of the percentage of completion of construction, as verified by Tenant's certified architect, and submit invoices and partial lien waivers by Tenant's general and all sub-contractors indicating that the Leased Premises are the indicated percentage complete, in a form reasonably satisfactory to Landlord (or, the A.I.A. form which Landlord approves), and Landlord will pay Tenant's general contractor that same percentage of the maximum allowance amount within thirty (30) days of receipt of the foregoing items; such monthly progress payments shall continue until substantial completion of the Leased Premises and the establishment of a "punchlist" by Landlord and Tenant as required below; in any event, Landlord shall retain ten (10%) percent of the maximum allowance amount pending full completion and, upon full completion including punch-list items and submission by Tenant of required invoices and Tenant's general's and all subcontractor's certificates of completion and final notarized waivers of lien in a form satisfactory to Landlord, Landlord will pay Tenant the balance due hereunder. Tenant agrees to perform the work in a good and workmanlike manner, in accordance with applicable building codes and A.D.A. Tenant shall, in accordance with final plans, complete the punchlist, established mutually by Landlord and Tenant at walk-thru, within sixty (60) days after walk-thru.

            (d) Dates. Within 60 days after the Lease Commencement Date, Tenant shall complete a "punchlist" prepared by Landlord at substantial completion, as aforesaid, and Landlord and Tenant shall, at the request of either of them, execute a written instrument setting forth the Lease Commencement Date and date of expiration of the Term.


         3. Rent and Additional Charges: Computation of Operating Expense Increases.

            (a) Payment of Rent and Additional Charges. Tenant shall pay the Basic Rent in equal monthly installments in advance on the first day of each month during the Term, except that if the Lease Commencement Date is not the first day of a month, Basic Rent for the period commencing on the Lease Commencement Date and ending on the last day of the month in which the Lease Commencement Date occurs shall be pro-rated for each day at the rate of one-thirtieth (1/30) of the full monthly installment of Basic Rent and paid on the Lease Commencement Date. If any due and owing Basic Rent is underpaid as a result of failure to make any required adjustment thereto or other cause, after such required adjustment thereto or other cause, Tenant shall pay such deficiency in its entirety along with the next monthly payment of Basic Rent. Tenant shall also pay Tenant's Proportionate Share of Operating Expense Increases as provided in Section 3(b) hereof. The Basic Rent and all Additional Charges shall be paid promptly when due, in lawful money of the United States, without notice or demand and without deduction, diminution, abatement, counterclaim or setoff of any amount or for any reason whatsoever, to Landlord at Landlord's Notice Address or at such other address or to such other person as Landlord may from time to time designate. If Tenant makes any payment to Landlord by check, the same shall be by check of Tenant only, and Landlord shall not be required to accept the check of any other person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails. If, during the Term, Landlord receives two or more checks from Tenant which are returned by Tenant's bank for insufficient funds or are otherwise returned unpaid, Tenant agrees that all checks thereafter shall be either bank certified or bank cashier's checks. All bank service charges resulting from any bad checks shall be borne by Tenant. The Rent reserved under this Lease shall be the total of all Basic Rent and Additional Charges, increased and adjusted as elsewhere herein

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provided, payable during the entire Term and, accordingly, the methods of payment provided for herein, namely, annual and monthly rental payments, are for convenience only and are made on account of the total Rent reserved hereunder.

            (b) Computation of Operating Expense Increases.

                (1) Following the expiration of each calendar year, Landlord shall submit to Tenant a statement setting forth in reasonable detail the Operating Expenses for the preceding calendar year and the amount, if any, due to Landlord from Tenant for such calendar year on account of Operating Expense Increases. Such statement shall constitute a final determination between Landlord and Tenant for the period represented thereby, and if such statement shows Operating Expense Increases due from Tenant to Landlord with respect to the preceding calendar year, then (i) Tenant shall make payment of any unpaid portion thereof within ten (10) days after receipt of such statement; and (ii) Tenant shall also pay to Landlord, as additional rent, commencing as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered, 1/12th of One Hundred Five Percent (105%) of the total Operating Expense Increases for the preceding calendar year; and (iii) Tenant shall also pay to Landlord, as additional rent, within ten (10) days after receipt of such statement, an amount equal to the difference between (a) the product obtained by multiplying One Hundred and Five Percent (105%) of the total Operating Expense Increases for the preceding calendar year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current calendar year which shall have elapsed prior to the first day of the month immediately following the rendition of such statement, and (b) the sum of all previous Operating Expense payments (if any) made by Tenant with respect to such prior months in the current calendar year. The payments required to be made under (ii) and (iii) above shall be credited toward the Operating Expense payment due from Tenant for the current calendar year, subject to adjustment as and when the statement for such current calendar year is rendered by Landlord. Commencing on the initial anniversary of the Lease Commencement Date, Operating Expenses shall be escrowed as aforesaid assuming a 5% increase over the amount stated in Section 1 (a)(9) in excess of which Tenant is responsible for Operating Expense Increases.

                (2) If the Lease Commencement Date is not the first day of a calendar year, then the Operating Expense payment (if any) due hereunder for such first calendar year shall be a proportionate share of said Operating Expense payment for the entire calendar year, said proportionate share to be based upon the length of time that the Term was in existence during such first calendar year. Upon the date of expiration or termination of this Lease, whether the same be the date hereinabove set forth for the expiration of the Term, or any prior or subsequent date, a proportionate share of said Operating Expense payment for the calendar year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that the Term shall have been in existence during such calendar year. Landlord shall, as soon as reasonably practicable, cause statements of the Operating Expenses for that calendar year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing. Landlord's and Tenant's obligation to make the adjustments referred to in subparagraphs (1) and (2) of this Section 3(b) shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any Operating Expense payment hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such Operating Expense payment.

                (3) Audit. Within six (6) months after receipt of the operating statement from Landlord, Tenant shall have the right, at its expense, and at reasonable times, to initiate an audit of Landlord's books and records relating to the additional rental due under this Section, subject to the following. Before conducting any audit, Tenant must pay the full amount of Operating Expenses billed (under protest, if Tenant desires) and there must not be an uncured monetary or otherwise material Event of Default that is continuing. Tenant may review only those records of Landlord that are specifically related to Operating Expenses cost. Without limiting the foregoing, Tenant may not review any other leases or Landlord's tax returns or financial statements, in conducting an audit, but otherwise Tenant shall be provided all reasonably necessary documentation to conduct an accurate audit (including, subject to the foregoing limitation, sufficient documentation to allow Tenant to verify proper capitalization of costs that are properly amortized hereunder). Tenant must utilize an individual or firm experienced in auditing commercial office building records. The audit shall be conducted in Landlord's main office. Upon receipt thereof, Tenant will deliver to Landlord a copy of the audit report and all accompanying data. Tenant will not disclose the results of any audits conducted hereunder to other tenants. Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant. The audit shall be conducted in accordance with generally accepted auditing standards. Tenant may not conduct an audit more often than once each Lease Year. Tenant may audit records with respect to each lease year only one time. Finally, any audit shall not cover a period of time in excess of the two
(2) calendar years immediately preceding the audit.

                (c) Interest. If Tenant fails to pay any Basic Rent or Additional Charges within 10 days after the same becomes due and payable, interest shall, at Landlord's option, accrue on the unpaid portion thereof at the rate of one and one-half percent (1-1/2%) per month or one percentage point above the Prime Rate in effect on such due date, whichever is higher, but in no event at a rate higher than the maximum rate allowed by law, and shall be payable on demand. Such interest shall be deemed additional rent hereunder and shall be collectible as such.

                (d) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Basic Rent or Additional Charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord.

                (e) Late Payment Charge. If Tenant fails to pay any Basic Rent or Additional Charges within 10 days after written notice if required in
Section 15(a)(1) below [and if not, within ten (10) days after due] the same become due and payable, Tenant shall also pay to Landlord a late payment service charge (to cover Landlord's administrative and overhead expenses of processing late payments) equal to the greater of $100.00 or 2.5% of such unpaid sum. Such payment shall be deemed liquidated damages and not a penalty, but shall not excuse the timely payment of rent.

         4. Common Areas.

         Throughout the Term, Tenant and its agents, employees and business invitees shall have the non-exclusive right, in common with others, to use the Common Areas in the Building. Landlord shall have the right at any time, without Tenant's consent, to change the arrangement or location of entrances, passageways, doors, doorways, corridors, stairs, toilet rooms or other public portions of the Building, or, if required by governmental authority, to change the name, number or designation by which the Building is known. Landlord reserves unto itself the full and complete ownership of all tangible personal property installed by the Landlord in the Building which is of the type and character that qualifies for any depreciation or Investment Tax Credit under the Internal Revenue Code.

         5. Services and Utilities.

            (a) Types. Throughout the Term, Landlord agrees that, without additional charge except as set forth below but subject to Section 1 (a)(9) and 23(b) hereof, it will furnish to Tenant the following services:

                (1) (A) Electricity for Common Areas;

                    (B) Electricity consumed within the Leased Premises will be separately metered (if available) or submetered, and the electricity consumption measured thereby shall be payable to Virginia Power or otherwise reimbursed by Tenant. Any such meter or submeter or required electric panel shall be installed by Landlord with the cost to come from the Construction Allowance referenced in
Section 2 above. Tenant shall pay Virginia Power or reimburse Landlord for electricity consumed in connection with the Leased Premises at Virginia Power rates. In the event a submeter is required, based on the results of submetering the electricity consumed thereby, as determined from time to time through submeter readings made by Landlord, Tenant shall pay Landlord monthly along with Basic Rent the sum determined by the previous such submeter reading until adjusted based on a subsequent submeter reading made by Landlord;

                (2) Adequate supplies for toilet rooms;

                (3) Normal and usual cleaning and char services after business hours each day except on Saturdays, Sundays and legal holidays recognized by the United States Government;

                (4) Hot and cold running water in the bathrooms;

                (5) Air cooling/heating, when required, between the hours of 8:00 A.M. and 6:30 P.M. Mondays through Fridays and between 8:00 A.M. and 1:00 P.M. on Saturdays, except on legal holidays recognized by the United States Government. Landlord reserves the right to establish and collect a charge for air cooling/heating utilized by Tenant during hours and/or days other than those set forth above, but Landlord's failure to establish and/or collect such charge shall not be deemed a waiver of Landlord's right to include all costs for air cooling in the computation of increases in Landlord's Operating Expenses for purposes of Section 1 (a)(9) hereof,

                (6) a Building access control system and automatically operated elevator service;

                (7) All electric bulbs and fluorescent tubes in standard light fixtures in the Leased Premises and in public areas;

                (8) The right to 3.6 surface parking spaces per 1,000 square feet of the Leased Premises at no charge throughout the Term (including a prorata portion of the Building garage, of which one half shall be numbered or marked a reserved for Tenant's sole use), five Tenant visitor spaces in close proximity to the entrance; and

                (9) Two(2) keys to the Leased Premises at not cost to Tenant, all additional keys at the cost of Tenant.

            (b) Access. Landlord shall have access to and reserves the right to inspect, erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires, and other facilities in, to and through the Leased Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building (including the servicing of other tenants in the Building) and the right at all times to transmit water, heat, air conditioning and electric current through such pipes, conduits, cables, plumbing, vents and wires and the right to interrupt the same in emergencies without eviction of Tenant or abatement of Rent.

            (c) Antenna Rights. Subject to Landlord's approval of the location on the roof or surrounding grounds and the resultant appearance of the Building to the public, as well as subject to use of Landlord's roofing contractor and a prohibition on voiding Landlord's roofing warranties, Tenant shall have the right, at no additional rent, at its sole installation, maintenance and removal cost, to install a satellite dish (or antenna) on the roof or surrounding grounds of the Building of a reasonable size but no more than 5- feet in diameter. Landlord's approval may require Tenant to screen the satellite dish (or antenna). Tenant is responsible for obtaining and providing documentation to the Landlord of all applicable permits and approvals from the governmental body having jurisdiction. Tenant shall not be liable for payment of any rent for use of the roof or ground area for said satellite dish (or antenna). The dish (or antenna) shall not interfere with Landlord's existing communications devices or Building systems and shall not cause any damage to or interfere with similar equipment which other tenants of the Building have installed on the roof or grounds. Tenant shall be responsible for the maintenance of the satellite dish (or antenna) and the roof or ground area where the satellite dish (or antenna) is installed. Upon the expiration of the Term, Tenant shall be responsible for removing the satellite dish (or antenna) from its location and repairing any damage caused by said removal. Tenant shall indemnify Landlord and hold Landlord harmless from any and all liability, damages, cost and expenses, including reasonable attorneys' fees, arising from or caused by the installation, use and maintenance, presence or removal of the satellite dish (or antenna). Tenant shall carry commercially reasonable property damage and liability insurance relating to the installation, operation and use of the satellite dish (or antenna). The foregoing right shall be personal to Tenant and not run to its assignees or subtenants.

         6. Upkeep of Premises. Subject to the provisions of Section 12 hereof, Landlord agrees to maintain the Leased Premises and the Building in good order and repair and in a first class manner consistent with office buildings in the Dulles corridor throughout the Term, except that Tenant, and not Landlord, shall be responsible for (i) maintaining any special air-conditioning equipment and any other Special Items located in the Leased Premises, and (ii) reimbursing Landlord for the full cost of any repairs to the Leased Premises caused by the act or negligence of Tenant or its agent or employees, such reimbursement to be collectible as additional rent hereunder immediately upon demand from Landlord.

         7. Use of Leased Premises.

            (a) General Offices. Tenant shall use and occupy the Leased Premises solely for general office purposes, and shall not use or permit or suffer the use of the Leased Premises for any other purpose whatsoever without the prior written consent of Landlord. No outside storage will be allowed by Landlord.

            (b) Covenants. Throughout the Term, Tenant covenants and agrees to:
(i) keep the Leased Premises in a neat and clean condition; (ii) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, upon the leasehold estate created by this Lease or upon Tenant's fixtures, furnishings or equipment in the Leased Premises; (iii) not use or permit or suffer the use of any portion of the Leased Premises for any unlawful purpose; (iv) not use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any foreign substances therein; (v) not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry in accordance with the plans and specifications of the Building, and not install, operate or maintain in the Leased Premises any heavy item of equipment except in such manner as to achieve a proper distribution of weight; (vi) not to strip, overload, damage or deface the Leased Premises, or the hallways, stairways, elevators, parking facilities or other public areas of the Building, or the fixtures therein or used therewith, nor to permit any hole to be made in any of the same; (vii) not to move any furniture or equipment into or out of the Leased Premises except at such times and in such manner as Landlord may from time to time designate; (viii) OMITTED; (ix) OMITTED; (x) not to install any other equipment of any kind or nature which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Leased Premises or the Building, without first obtaining the written consent of Landlord; and (xi) at all times to comply with the Requirements.

            (c) Prohibitions. Tenant will not use or occupy the Leased Premises in violation of any Requirement. If any governmental authority, after the commencement of the Term, shall contend or declare that the Leased Premises are being used for a purpose which is in violation of any Requirement, then Tenant shall, upon five (5) days' notice from Landlord, immediately discontinue such use of the Leased Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant's failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold Landlord harmless of and from any and all liability for any such violation or violations.

         8. Rules and Regulations.

         Tenant and its agents and employees shall comply with and observe all reasonable rules and regulations concerning the use, management, operation, safety and good order of the Leased Premises and the Building which may from time to time be promulgated by Landlord. Initial rules and regulations, which shall be effective until amended by Landlord, are attached hereto as Exhibit C. Tenant shall be deemed to have received notice of any amendment to the rules and regulations when a copy of such amendment has been delivered to Tenant at the Leased Premises or has been mailed to Tenant in the manner prescribed for the giving of notices. Tenant shall comply with all fire protective rules and regulations promulgated by the Landlord for the safety of the Building and its occupants, including rules prescribing certain types of materials and prohibiting other types of materials in the Building. Landlord shall not be responsible to Tenant for any violation of the rules and regulations, or the covenants or agreements contained in any other lease, by any other tenant of the Building, or its agents or employees, and Landlord may waive in writing, or otherwise, any or all of the rules or regulations in respect of any one or more tenants.

         9. Alterations.

         Tenant will not make or permit anyone to make any alterations, additions or improvements, structural or otherwise, in or to the Leased Premises or the Building, without first obtaining the written consent of Landlord which consent may be granted or withheld in Landlord's sole and absolute discretion. In the event Landlord consents to any such alterations, etc., TENANT SHALL HAVE THE RIGHT TO UTILIZE A CLASS-A GENERAL CONTRACTOR APPROVED BY LANDLORD IN WRITING OR, IF TENANT REQUIRES LANDLORD TO PERFORM THE WORK, Tenant shall be obligated to pay Landlord the cost thereof plus ten percent (10%) for overhead and FIVE percent (5%) for profit, payable fifty percent (50%) upon commencement and fifty percent (50%) upon completion. Such payments shall be deemed to be Additional Charges hereunder. In the event Landlord grants such consent and permits Tenant to contract out such work, such alterations shall be performed by adequately insured contractors approved by Landlord and in a good and workmanlike manner in accordance with all applicable Requirements, and Tenant shall indemnify and hold harmless Landlord from and against any and all costs, expenses, claims, liens and damages to person or property resulting from the making of any such alterations, decorations, additions or improvements in or to the Leased Premises or the Building. Tenant shall not permit a mechanic's lien or liens to be placed upon the Leased Premises or the Building as a result of any alterations or improvements made by it and agrees, if any such lien be filed on account of the acts of Tenant, promptly to pay the same. In the event Tenant fails to pay any such lien, it may be paid by Landlord without releasing Tenant and the cost charged to Tenant as additional rent under this Lease. If any such alterations, decorations, additions or improvements are made without the prior written consent of Landlord, Landlord may correct or remove the same and Tenant shall be liable for any and all costs and expenses incurred by Landlord in such removal.

         10. Signs.

         Tenant shall not inscribe, paint, affix, or otherwise display any sign, advertisement or notice on any part of the out side or inside of the Building. Landlord shall provide, at the cost of Tenant, standard exterior signage to be affixed at the entrance to the Leased Premises. Landlord shall also prepare and install at Tenant's expense a name plate designating Tenant on the directory for the Building. If any other signs, advertisements or notices are painted, affixed, or otherwise displayed without the prior approval of Landlord, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all costs and expenses incurred by Landlord in such removal.

IN ADDITION, TENANT SHALL, AT ITS SOLE INSTALLATION, MAINTENANCE AND REMOVAL COST, HAVE THE RIGHT, PROVIDED TENANT HAS NOT VACATED OR IS NOT SUBLEASING MORE THAN TWENTY-FIVE PERCENT (25%) 0F THE LEASED PREMISES, TO NON-EXCLUSIVE BUILDING TOP FACADE SIGNAGE, SUBJECT TO LANDLORD'S DESIGN GUIDELINES AND APPROVAL AND SUBJECT TO LOUDOUN COUNTY APPROVAL, IN A

LOCATION APPROVED BY LANDLORD. TENANT SHALL CONTRACT WITH ONE OF LANDLORD'S APPROVED SIGNAGE CONTRACTORS (ART DISPLAY COMPANY, PATRICK SIGNS, OR JACK STONE SIGN CO.) TO MANUFACTURE AND INSTALL SUCH BUILDING TOP FACADE SIGNAGE, SUBJECT TO REIMBURSEMENT OF THE INSTALLATION COSTS OF ANY METERING COST AND THE COST OF ELECTRICITY UTILIZED TO LIGHT SUCH SIGN. TENANT AGREES, PRIOR TO INSTALLATION, TO PROVIDE LANDLORD A COPY OF AN ANNUAL MAINTENANCE CONTRACT FOR SUCH BUILDING TOP SIGNAGE (IN THE EVENT TENANT FAILS TO MAINTAIN SUCH SIGN, LANDLORD MAY PERFORM SUCH MAINTENANCE SUBJECT TO REIMBURSEMENT BY TENANT). AS TO THE BUILDING FACADE SIGNAGE, THE LANDLORD WILL PROVIDE EXCLUSIVITY DURING THE INITIAL TWELVE
(12) MONTHS OF OCCUPANCY. THEREAFTER, SUCH SIGNAGE SHALL BE ON A NON-EXCLUSIVE BASIS, UNLESS TENANT LEASES APPROXIMATELY 20,000 RENTABLE SQUARE FEET ON THE SECOND (2ND) FLOOR OF THE BUILDING. IN THE EVENT TENANT DOES NOT LEASE SUCH ADDITIONAL PREMISES, LANDLORD WOULD HAVE THE RIGHT TO OFFER ADDITIONAL SIGNAGE TO A TENANT OF GREATER THAN 20,000 RENTABLE SQUARE FEET, HOWEVER THE LETTER HEIGHT OF SUCH ADDITIONAL SIGNAGE SHALL NOT EXCEED TWO THIRDS (2/3RDS) THE HEIGHT OF THE TALLEST LETTER OF TENANT'S BUILDING TOP FACADE SIGNAGE. IN ADDITION, TENANT SHALL, AT ITS COST, HAVE THE RIGHT TO SIGNAGE ON THE EXISTING BUILDING ADDRESS MONUMENT SIGN AT THE ENTRANCE TO THE BUILDING. LANDLORD SHALL INSTALL SUCH MONUMENT SIGNAGE, SUBJECT TO REIMBURSEMENT OF THE FABRICATION AND INSTALLATION COSTS BY TENANT WHICH WILL BE DEDUCTED FROM TENANT'S ALLOWANCE REFERENCED IN SECTION 2(c) ABOVE.

         11. Insurance. (a) Types; Limits. Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect at all times during the Term, a policy of comprehensive general public liability insurance with broad form property damage endorsement, naming Landlord, Lerner Corporation, and (at Landlord's request) any mortgagee of the Building, any ground landlord and any other agent as additional named insured(s), protecting Landlord, Lerner Corporation, Tenant and any such mortgagee, ground landlord and agent against any liability for bodily injury, death or property damage occurring upon, in or about any part of the Building, the Leased Premises or any appurtenances thereto, with such policies to afford protection to the limit of not less than $2,000,000 with respect to bodily injury or death to any one person, to the limit of not less than $2,000,000 with respect to bodily injury or death to any number or persons in any one accident, and to the limit of not less than $2,000,000 with respect to damage to the property of any one owner, and with a deductible no greater than $500.00 for any single occurrence.

             (b) Policies. The insurance policy required to be obtained by Tenant under this Lease (i) shall be issued by an insurance company of recognized responsibility licensed to do business in the jurisdiction in which the Building is located, and (ii) shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry. Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each insurance policy required to be obtained by Tenant under this Section, on or before the Lease Commencement Date, and at least 30 days before the expiration of any expiring policy or certificate previously furnished, Tenant shall deliver to Landlord a certificate of insurance therefor, together with evidence of payment of all applicable premiums. Each insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be cancelled unless Landlord shall have received 30 days' prior written notice of such cancellation.

             (c) Prohibitions. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Leased Premises and/or the Building that will invalidate or be in conflict with fire insurance policies covering the Building or any part thereof, and shall not do, or permit anything to be done, in or upon the Leased Premises and/or the Building, or bring or keep anything therein, which shall increase the rate of fire insurance on the Building or on any property located therein. If, by reason of the failure of Tenant to comply with the provisions of this subsection, the fire insurance rate shall at any time be higher than it otherwise would be, then Tenant shall reimburse Landlord on demand, for that part of all premiums for any insurance coverage that shall have been charged because of such violation by Tenant and which Landlord shall have paid on account of an increase in the rate or rates in its own policies of insurance.

             (d) Hold Harmless: Subrogation. Tenant hereby agrees to indemnify and hold harmless Landlord, Lerner Corporation and any mortgagee from and against any and all claims, losses, actions, damages, liabilities and expenses (including attorneys' fees) that (i) arise from or are in connection with Tenant's possession, use, occupation, management, repair, maintenance or control of the Leased Premises, or any portion thereof, or (ii) arise from or are in connection with any act or omission of Tenant or Tenant's agents, employees or invitees, or (iii) result from any default, breach, violation or non-performance of this Lease or any provision herein by Tenant, or (iv) result in injury or death to persons or damage to property sustained in or about the Leased Premises. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Landlord, Lerner Corporation, and/or any mortgagee with respect to the foregoing or in which Landlord, Lerner Corporation and/or any mortgagee may be impleaded. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered against Landlord, Lerner Corporation, and/or any mortgagee in connection with the foregoing. Landlord, Lerner Corporation, and/or any mortgagee shall not be liable or responsible for, and Tenant hereby releases Landlord, Lerner Corporation, and/or any mortgagee from all liability or responsibility to Tenant or any person claiming by, through or under Tenant, by way of subrogation or otherwise, any injury, loss or damage to any property in or around the Leased Premises or to Tenant's business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurer(s) to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord, Lerner Corporation, and/or any mortgagee a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Landlord, Lerner Corporation, and any mortgagee as well as other tenants or occupants of the Building. Tenant hereby makes such waiver on behalf of its insurer, which insurer, by insuring Tenant as contemplated under this Lease, shall be deemed to have acknowledged the provisions of this subsection.

             (e) LANDLORD INDEMNIFICATION. EXCEPT TO THE EXTENT DUE TO THE NEGLIGENCE OR WILLFUL ACT OF TENANT, ITS EMPLOYEES, SERVANTS OR AGENTS, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, TENANT SHALL NOT BE LIABLE FOR AND, EXCEPT TO THE EXTENT TENANT IS ENTITLED TO REIMBURSEMENT FROM INSURANCE PROCEEDS, LANDLORD WILL INDEMNIFY AND SAVE HARMLESS TENANT OF AND FROM (a) ALL FINES, SUITS, DEMANDS, LOSSES AND ACTIONS (INCLUDING REASONABLE ATTORNEY'S FEES) FOR ANY INJURY TO PERSON OR DAMAGE TO OR LOSS OF PROPERTY ARISING FROM (i) THE NEGLIGENCE OR WILLFUL MISCONDUCT OR MISMANAGEMENT OF THE BUILDING OR BREACH OF THIS LEASE BY LANDLORD OR ITS AGENTS, EMPLOYEES, SERVANTS OR CONTRACTORS, OR
(ii) ANY WORK, ACT OR OMISSION, OR ANY CONDITION CREATED IN OR ABOUT THE LEASED PREMISES DURING THE TERM OF THIS LEASE BY LANDLORD OR ITS AGENTS, EMPLOYEES, SERVANTS OR CONTRACTORS, OR (iii) THE USE OR CONTROL OF THE BUILDING AND ITS COMMON AREAS BY LANDLORD OR ITS AGENTS, EMPLOYEES, SERVANTS OR CONTRACTORS, AND
(b) ALL COSTS, EXPENSES AND LIABILITIES INCURRED IN OR IN CONNECTION WITH ANY FINE, SUIT, DEMAND, LOSS OR ACTION RELATING TO LANDLORD'S OPERATION OF THE BUILDING.

             (f) LANDLORD'S INSURANCE. LANDLORD SHALL (AS PART OF OPERATING EXPENSES), MAINTAIN INSURANCE ON THE BUILDING AGAINST FIRE AND THE RISKS COVERED BY "EXTENDED COVERAGE" ON A "REPLACEMENT COST" BASIS OR CONTAINING A "REPLACEMENT COST" ENDORSEMENT EITHER IN AN AMOUNT SUFFICIENT TO PREVENT LANDLORD FROM BECOMING A CO-INSURER OR IN THE AMOUNTS AND TYPES REQUIRED UNDER LANDLORD'S MORTGAGE. LANDLORD'S INSURANCE SHALL COVER ALL ITEMS IN THE BUILDING EXCEPT TENANT IMPROVEMENTS, INCLUDING PLATE GLASS COVERAGE. LANDLORD SHALL ALSO MAINTAIN A COMPREHENSIVE GENERAL LIABILITY INSURANCE POLICY, INCLUDING CONTRACTUAL LIABILITY COVERAGE (OR WITH CONTRACTUAL LIABILITY ENDORSEMENT), ON AN OCCURRENCE BASIS, IN AMOUNTS REQUIRED BY LANDLORD'S MORTGAGE.

         12. Damage by Fire or Other Casualty.

         Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Leased Premises. If the Leased Premises or the Building are damaged by fire or other casualty,

Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with Landlord's insurance company) repair such damage at its own expense, and until such repairs have been completed the Basic Rent and Additional Charges shall be abated in proportion to the part of the Leased Premises which is rendered untenantable. However, if the Leased Premises or the Building are damaged by fire or other casualty to such an extent that the damage cannot be fully repaired within 120 days from the date such damage occurs, Landlord shall have the right to terminate this Lease by giving notice of termination to the Tenant within such 120-day period. Notwithstanding the foregoing, if the fire or other casualty shall be caused by the carelessness, negligence or improper conduct of Tenant or its agents or employees, Tenant shall remain liable for the full amount of the Basic Rent and Additional Charges during the period of restoration or until termination of this Lease.

         13. Condemnation.

         If the Leased Premises, or all or substantially all of the Building (or the use or possession thereof), shall be taken in condemnation proceedings or by exercise of any right of eminent domain, or by a private purchase in lieu thereof, then this Lease shall terminate and expire on the date of such taking or purchase and Tenant shall, in all other respects, keep, observe and perform all the other terms, covenants and conditions of this Lease up to the date of such taking. The net proceeds of any award or other compensation payable in connection with such taking or purchase shall be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in and to such award or other compensation. Tenant shall have no claim against Landlord for the value (if any) of personal property in the Leased Premises or the unexpired Term, EXCEPT TENANT SHALL HAVE THE RIGHT TO MAKE A SEPARATE CLAIM AGAINST THE CONDEMNING AUTHORITY SO LONG AS THE SAME DOES NOT AFFECT OR DIMINISH LANDLORD'S CLAIM.

         14. Assignment and Subletting.

             (a) Prohibition. Neither Tenant nor its successors or assigns shall transfer, assign, mortgage or encumber this Lease, by operation of law or otherwise, or sublet or permit the Leased Premises, or any part thereof, to be used by others, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed, subject to the terms hereof. If Tenant is a corporation, any transfer of any of Tenant's issued and outstanding capital stock or any issuance of additional capital stock, as a result of which the majority of the issued and outstanding capital stock of Tenant is held by a corporation, firm, or person or persons who do not hold a majority of the issued and outstanding capital stock of Tenant on the date hereof, shall be deemed an assignment under this Section 14; except, Landlord's consent shall not be required in connection with an assignment of this Lease or sublet of all or a portion of the Leased Premises to any subsidiary, affiliate or controlled corporation, or to any corporation into which Tenant may be converted or to with which it may merge, or to a purchaser of substantially all of Tenant's assets, or to any subsidiary or affiliated or parent company of Tenant, so long as such successor uses the premises only for uses permitted under this Lease [and so long as such successor possesses at least substantially equivalent net worth as of the date of this Lease]. Notwithstanding the foregoing, in lieu of its consent when required hereunder in connection with an assignment of this Lease or a sublease of all or part of the Leased Premises to a non-affiliated entity, EXCEPT FOR A SUBLEASE OF LESS THAN TWENTY PERCENT (20%) OF THE LEASED PREMISES FOR A TERM EQUAL TO OR LESS THAN FIVE (5) YEARS, Landlord shall have the right, exercisable within ten (10) days of Tenant's request, to recapture the Leased Premises to be assigned, or portion to be sublet from Tenant and, in such event, Tenant shall be released from liability proportionately. In the event of an approved subletting of all or a portion of the Leased Premises, any profit, net of subletting expenses, shall be shared equally by the parties, payable as received. Any attempted transfer, assignment, subletting, mortgaging or encumbering of this Lease in violation of the foregoing shall be void and confer no rights upon any third person. No permitted assignment or subletting shall relieve Tenant of any of its obligations under this

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
Lease. In any event, all assignees or transferees shall be obligated to assume in writing "Tenant's" obligations under this Lease.

             (b) Rent. If, without complying with the provisions of subsection
(a) above, this Lease is transferred or assigned by Tenant, or if the Leased Premises, or any part thereof, are sublet or occupied by anybody other than Tenant, whether as a result of any act or omission by Tenant, or by operation of law or otherwise, Landlord, whether before or after the occurrence of an Event of Default, may, in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Basic Rent and Additional Charges herein reserved, but no such transfer, assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section or the acceptance of the transferee, assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of its obligations under this Lease. Neither the consent by Landlord to any transfer, assignment or subletting nor the references in any provision of this Lease or in any rules and regulations to concessionaires and licensees shall in anywise be construed to relieve Tenant from obtaining, in each instance, the express consent in writing of Landlord to any further transfer, assignment or subletting or to the granting of any concession or license for the use of any part of the Leased Premises.

         15. Default Provisions

             (a) Events of Default. Each of the following events shall be deemed to be a default under this Lease, and is referred to in this Lease as an "Event of Default":

                 (1) A default by Tenant in the due and punctual payment of any Basic Rent or Additional Charges which continues for more than five (5) days after such Basic Rent or Additional Charges shall be due and payable [EXCEPT TENANT SHALL BE ENTITLED TO TWO (2) WRITTEN NOTICES OF MONETARY DEFAULT PER EACH TWELVE (12) MONTH PERIOD ALLOWING FIVE (5) ADDITIONAL DAYS TO CURE]; or

                 (2) The neglect or failure of Tenant to perform or observe any of the terms, covenants or conditions contained in this Lease on Tenant's part to be performed or observed (other than those referred to above in subsection
(1)) which is not remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant written notice specifying such neglect or failure; or

                 (3) The assignment, transfer, mortgaging or encumbering of this Lease or the subletting of the Leased Premises in a manner not permitted by
Section 14 hereof; or

                 (4) The taking of this Lease or the Leased Premises, or any part thereof, upon execution or by other process of law directed against Tenant, or upon or subject to any attachment at the insistence of any creditor of or claimant against Tenant, which execution or attachment shall not be discharged or disposed of within 30 days after the levy thereof; or

                 (5) The abandonment of the Leased Premises by Tenant.

             (b) Remedies. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, then or at any time thereafter while such Event of Default shall continue, either:

                 (1) To give Tenant written notice that this Lease will terminate on a date to be specified in such notice, which date shall not be less than three (3) days after such notice, and on the date specified in such notice Tenant's right to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, but Tenant shall remain liable as provided below in subsection (c); or

                 (2) Without demand or notice, to re-enter and take possession of the Leased Premises, or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its or their effects, either by summary proceedings or by action at law or in equity or by self-help (if necessary) or otherwise, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant. If Landlord elects to re-enter under this subsection (2), Landlord may terminate this Lease, or, from time to time, without terminating this Lease, may relet the Leased Premises, or any part thereof, as agent for Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Leased Premises. No such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant under above subsection (1) or unless the termination thereof be decreed by a court of competent jurisdiction. Tenant waives any right to the service of any notice of Landlord's intention to re-enter provided for by any present or future law. Tenant also hereby grants Landlord a lien for any unpaid Rent on all OWNED property of Tenant now or hereafter placed in the Leased Premises, WHICH LIEN LANDLORD AGREES TO SUBORDINATE TO THE LIEN OF THE LENDER PROVIDING TENANT'S PRIMARY LINE OF CREDIT PROVIDED THAT SUCH LENDER AGREES TO GIVE PRIOR WRITTEN NOTICE TO LANDLORD AND REPAIR ANY DAMAGE IN CONNECTION WITH SUCH LENDER'S REMOVAL OF ANY SUCH PROPERTY FROM THE BUILDING.

             (c) Damages. If Landlord terminates this Lease pursuant to above subsection (b), Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for (i)(A) all Basic Rent and Additional Charges provided for in this Lease until the date this Lease would have expired had such termination not occurred plus the amount of any credit against Basic Rent provided in this Lease adjusted to present value at the Prime Rate, all accelerated to the date of any such termination, and (B) any and all expenses incurred by Landlord in re-entering the Leased Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Leased Premises, combining the same with any adjacent space for any new tenants, putting the same in proper repair, reletting the same (including any and all reasonable attorneys fees and disbursements and reasonable brokerage fees incurred in so doing), and any and all expenses which Landlord may incur during the occupancy of any new tenant; less (ii) the net proceeds of any reletting. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge reasonable as attorneys fees with respect to any successful law suit or action instituted by Landlord to enforce the provisions of this Lease. Landlord shall have the right, at its sole option, to relet the whole or any part of the Leased Premises for the whole of the unexpired Term, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations and painting for any new tenant as Landlord, in its sole and absolute discretion, may deem advisable. Landlord's liability as aforesaid shall survive the institution of summary proceedings and the issuance of any warrant thereunder. Landlord shall be under no obligation to relet the Leased Premises.

             (d) Liquidated Damages. If Landlord terminates this Lease pursuant to above subsection (b), Landlord shall have the right, at any time, at its option, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant's liability under above subsection (c), an amount equal to the difference, discounted to the date of such demand at the rate of 5% per annum, between (i) the Basic Rent and Additional Charges, computed on the basis of the then current annual rate of Basic Rent and Additional Charges, which would have been payable from the date of such demand to the date when this Lease would have expired, if it had not been terminated, and (ii) the then fair market rental value of the Leased Premises for the same period. Upon payment of such liquidated and agreed final damages, Tenant shall be released from all further liability under this Lease with respect to the period after the date of such demand. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Leased Premises, or any part thereof, shall be relet by Landlord for a term of one year or more, the amount of rent reserved upon such reletting shall be deemed to be the fair rental value for the part of the Leased Premises so relet during the term of such reletting.

         16. Bankruptcy Termination Provision.

         This Lease shall, at Landlord's option, terminate and expire, without the performance of any act or the giving of any notice by Landlord, upon the occurrence of any of the following events: (1) Tenant's admitting in writing its inability to pay its debts generally as they become due, or (2) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (3) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Tenant in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days, or
(4) Tenant's making an assignment of all or a substantial part of its property for the benefit of its creditors, or (5) Tenant's seeking or consenting to or acquiescing in the appointment of, or the taking of possession by, a receiver, trustee or custodian for all or a substantial part of its property, or (6) the entry of a court order without Tenant's consent, which order shall not be vacated, set aside or stayed within 30 days from the date of entry, appointing a receiver, trustee or custodian for all or a substantial part of its property. The provisions of this Section 16 shall be construed with due recognition for the provisions of the federal bankruptcy laws, where applicable, but shall be interpreted in a manner which results in a termination of this Lease in each and every instance, and to the fullest extent and at the earliest moment, that such termination is permitted under the federal bankruptcy laws, it being of prime importance to the Landlord to deal only with Tenants who have, and continue to have, a strong degree of financial strength and financial stability.

         17. Landlord May Perform Tenant's Obligations.

         If Tenant shall fail to keep or perform any of its obligations as provided in this Lease in respect to (a) maintenance of insurance, (b) repairs and maintenance of the Leased Premises, (c) compliance with the Requirements, or
(d) the making of any other payment or performance of any other obligation, then Landlord may (but shall not be obligated to do so) upon the continuance of such failure on Tenant's part for 10 days after written notice to Tenant (or after such additional period, if any, as Tenant may reasonably require to cure such failure if of a nature which cannot be cured within said 10 day period) and without waiving or releasing Tenant from any obligation, and as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by Landlord and all necessary incidental costs and expenses, including attorneys fees, incurred by Landlord in making such payment or performing such obligation, together with interest thereon at the rate specified in Section 3(c) hereof from the date of payment, shall be deemed an Additional Charge and shall be paid to Landlord on demand, or at Landlord's option may be added to any installment of rent thereafter falling due, and if not so paid by Tenant, Landlord shall have the same rights and remedies as in the case of a default by Tenant in the payment of Rent.

         18. Security Deposit. Tenant hereby deposits with Landlord the Security Deposit, as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. If an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit (OR DRAW DOWN THE ENTIRE AMOUNT OF ANY LETTER OF CREDIT) for the payment of (i) any Basic Rent or Additional Charges which Tenant shall not have paid or which may become due after the occurrence of such Event of Default, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including Tenant's default, including damages or deficiency in the reletting of the Leased Premises as provided in Section 15 hereof. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within 10 days after a written demand therefor is made by Landlord, to deposit cash (OR REPLACE ANY DRAWN DOWN LETTER OF CREDIT) with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be timely returned to Tenant after the expiration of the Term, without interest. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the same to Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Security Deposit. In such event, upon the return of the Security Deposit (or balance thereof) to Tenant, Landlord shall be completely relieved of liability under this Section
18. In the event of a transfer of Landlord's interest in the Leased Premises, Landlord shall have the right to transfer the Security Deposit to the transferee thereof. In such event, upon the delivery by Landlord to Tenant of such transferee's written acknowledgement of its receipt of such Security Deposit, Landlord shall be deemed to have been released by Tenant from all liability or obligation for the return of such Security Deposit, and Tenant agrees to look solely to such transferee for the return of the Security Deposit and the transferee shall be bound by all provisions of this Lease relating to the return of the Security Deposit. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. FINALLY, TENANT SHALL REPLACE ANY EXPIRING LETTER OF CREDIT AT LEAST THIRTY (30) DAYS PRIOR TO EXPIRATION.

         19. Subordination; Financing Requirements.

             (a) Subordination. This Lease and Tenant's interest hereunder shall be subject and subordinate to each and every ground or underlying lease now existing or hereafter made of the Building and/or underlying land and to all renewals, modifications, replacements and extensions thereof, and to the lien of any mortgage now or hereafter placed upon the Building, and to all renewals, modifications, replacements, consolidations and extensions thereof and to any and all advances made thereunder and the interest thereon. Tenant agrees that within five (5) days after written request therefor from Landlord, it will, from time to time, execute and deliver any instrument or other document required by any such landlord or mortgagee to subordinate this Lease and its interest in the Leased Premises to such lease or the lien of any such mortgage. Tenant will also upon request submit current financial statements and financial statements covering the five (5) immediately preceding years, and Tenant will upon request record this Lease or a short form thereof if required by Landlord's mortgagee or other lending institution. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all such instruments for and on behalf of Tenant.

             NOTWITHSTANDING THE FOREGOING, AT TENANT'S WRITTEN REQUEST, LANDLORD SHALL USE REASONABLE EFFORTS TO OBTAIN FOR TENANT A NON-DISTURBANCE AGREEMENT, ON THE FORM USED BY LANDLORD'S MORTGAGEE, TO THE EFFECT THAT IN THE EVENT OF TERMINATION OF THIS LEASE OR FORECLOSURE OF ANY SUCH MORTGAGE, THE LANDLORD UNDER THIS LEASE OR THE HOLDER OF ANY SUCH MORTGAGE WILL NOT ATTEMPT TO TERMINATE THIS LEASE, MAKE TENANT A PARTY DEFENDANT TO ANY SUCH FORECLOSURE OR, IN ANY OTHER WAY, FORECLOSURE OR OTHERWISE EXTINGUISH OR INTERFERE WITH THE RIGHTS OF TENANT UNDER THIS LEASE, SO LONG AS TENANT IS NOT IN DEFAULT.

             (b) Requirements. In the event that any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, or other financial institution providing financing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications
(i) are reasonable, (ii) do not adversely affect Tenant's use of the Leased Premises as herein permitted, and (iii) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and Tenant shall enter into and execute a written amendment hereto incorporating such required modifications within ten (10) days after the same have been submitted to Tenant by Landlord. If Tenant shall fail to so enter into and execute such a written amendment, then Landlord shall thereafter have the right, at its sole option, to cancel and terminate this Lease by giving Tenant written notice of such termination, and Landlord shall thereupon be relieved from any and all further liability or obligation hereunder.

         20. Attornment.

         In the event of (a) a transfer of Landlord's interest in the Leased Premises, (b) the termination of any ground or underlying lease of the Building and/or underlying land, or (c) the purchase of the Building or Landlord's interest therein at a foreclosure sale or by deed in lieu of foreclosure under any mortgage or pursuant to a power of sale contained in any mortgage, then in any of such events, Tenant shall, at Landlord's request, attorn to and recognize the transferee or purchaser of Landlord's interest or the landlord under the terminated ground or underlying lease, as the case may be, as landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such person, as "Landlord", and Tenant, as "Tenant", but such landlord, transferee or purchaser shall not be liable for any act or omission of Landlord prior to such lease termination or prior to such person's succession to title, nor be subject to any offset, defense or counterclaim accruing prior to such lease termination or prior to such person's succession to title, nor be bound by any payment of Basic Rent or Additional Charges prior to such lease termination or prior to such person's succession to title for more than one month in advance. Tenant agrees that, within five (5) days after written request therefor from Landlord, it will, from time to time, execute and deliver any instrument or other document required by any mortgagee, transferee, purchaser or other interested person to confirm such attornment and/or such obligation to attorn. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all such instruments for and on behalf of Tenant.

         21. Quiet Enjoyment.

         Landlord covenants that Tenant, upon paying the Basic Rent and the Additional Charges provided for in this Lease, and upon performing and observing all of the terms, covenants, conditions and provisions of this Lease on Tenant's part to be kept, observed and performed, shall quietly hold, occupy and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by Landlord or any party lawfully claiming through or under Landlord.

         22. Landlord's Right of Access.

         Landlord may, during any reasonable time or times, before and after the Lease Commencement Date, enter upon the Leased Premises, any portion thereof and any appurtenance thereto (with laborers and materials, if required) for the purpose of: (i) inspecting the same; (ii) making such repairs, replacements or alterations which it may be required to perform under the provisions of this Lease or which it may deem desirable for the Leased Premises or the Building, including but not limited to repairs and improvements to space above, below and/or on the same floor as the Leased Premises; and (iii) showing the Leased Premises to prospective purchasers or tenants. Landlord agrees to give notice prior to any such entry except that Landlord may enter without notice in the case of an emergency. In making such an entry, Landlord agrees to use reasonable efforts to avoid interfering with the regular and usual conduct of the Tenant's business. If Tenant shall carpet over the floor of the Leased Premises, Landlord shall have the right to cut such carpeting in order to make or install any necessary electrical or telephone equipment or wiring to service other parts of the Building, without being held liable therefor, provided Landlord shall have the carpeting re-stitched in a workmanlike manner.

         23. Limitation on Landlord's Liability.

             (a) Limitation. Except with respect to any damages resulting from the willful or grossly negligent act or omission of Landlord, its agents and employees, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, guests or trespassers for any damage or loss to the property of Tenant or others located on the Leased Premises or for any accident or injury to persons in the Leased Premises or the Building resulting from: the necessity of repairing any portion of the Building; the use or operation (by Tenant or any other person or persons whatsoever) of any elevators, or heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Building or the Leased Premises; any fire, robbery, theft and/or any other casualty; any leaking in any part or portion of the Leased Premises or the Building; any water, wind, rain or snow that may leak into, or flow from, any part of the Leased Premises or the Building; any acts or omissions of any occupant of any space adjacent to or adjoining all or any part of the Leased Premises; any water, gas, steam, fire, explosion, electricity or failing plaster; the bursting, stoppage or leakage of any pipes, sewer pipes, drains, conduits, ducts, appliances or plumbing works; the functioning or malfunctioning of the fire sprinkler system; the functioning or malfunctioning of any security system installed in the Building or any part thereof; or any other cause whatsoever.

             (b) Force Majeure. Landlord shall not be required to perform any of its obligations under Section 5(a) hereof or any other provision of this Lease, nor be liable for loss or damage for failure to do so, nor shall Tenant be released from any of its obligations under this Lease because of the Landlord's failure to perform, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire and casualty, Requirements or other causes beyond the reasonable control of Landlord. If Landlord is so delayed or prevented from performing any of its obligations during the Term, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation.

         24. Certificates.

         Tenant shall, without charge therefor, at any time and from time to time, within 5 days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, assignee of a mortgagee, or any purchaser of the Building, or any other person designated by Landlord, as of the date of such estoppel certificate, (i) that Tenant is in possession of the Leased Premises, (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and setting forth such modification); (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (iv) the dates through which Basic Rent and Additional Charges have been paid; (v) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (vi) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (vii) the amount of any Security Deposit held by Landlord. If Tenant shall fail to so execute and deliver such a written estoppel certificate, then Landlord shall thereafter have the right, at its sole option, to cancel and terminate this Lease by giving Tenant written notice of such termination, and Landlord shall thereupon be relieved from any and all further liability or obligation hereunder.

         25. Surrender of Leased Premises.

         Tenant shall, on or before the last day of the Term, (i) peaceably and quietly leave, surrender and yield up to the Landlord the Leased Premises, free of subtenancies, broom clean and, subject to the provisions of Section 12 hereof, in good order and condition except for reasonable wear and tear, and (ii) at its expense, remove from the Leased Premises all movable trade fixtures, furniture, equipment, and other personal property, provided that Tenant shall promptly repair any damage caused by such removal. Any of such property not so removed may, at Landlord's election and without limiting Landlord's right to compel removal thereof, be deemed abandoned and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. All affixed installations, alterations, additions, betterments and improvements to the Leased Premises made by either Landlord or Tenant, whether at Landlord's or Tenant's expense, including, without limitation, all wiring, paneling, partitions, floor coverings, lighting fixtures, built-in cabinets, bookshelves affixed to walls, and the like shall become the property of Landlord when installed and shall remain with the Leased Premises at the expiration or sooner termination of the Term. The provisions of this Section shall survive any expiration or termination of this Lease.

         26. Holding Over.

         If Tenant shall remain in possession of the Leased Premises after the end of the Term, Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, at 150% of the Basic Rent in effect during the last month of the Term and, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

         27. Leasing Commission.

         Landlord and Tenant each represent and warrant to the other that, except for the Leasing Brokers, neither of them has employed any broker in carrying on the negotiations relative to this Lease. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claim or claims for brokerage or other fees or commissions arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes that the Leasing Brokers are entitled to the payment of a commission for services rendered in the negotiation and obtaining of this Lease, and Landlord has agreed to pay such commission pursuant to a separate agreement.

         28. General Provisions.

             (a) Binding Effect. The covenants, conditions, agreements, terms and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereof and, subject to the provisions of Section 14 hereof, each of their respective personal representatives, successors and assigns.

             (b) Laws. It is the intention of the parties hereto that this Lease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the jurisdiction in which the Building is located.

             (c) Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by the Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation. No term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other existing or subsequent breach thereof. No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision,

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
condition or limitation of a lease with any other tenant or to exercise any right or remedy consequent thereof shall constitute a waiver of any similar term, covenant, agreement, provision, condition or limitation contained in this Lease unless the same be incorporated in a written instrument signed by Landlord and making specific reference to this Lease and to the Tenant's obligations hereunder.

             (d) Notices. No notice, request, consent, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and is delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid, (1) if to Landlord, at Landlord's Notice Address, or (2) if to Tenant, at Tenant's Notice Address, or at any other address that may be given by one party to the other by notice pursuant to this subsection. Such notices, if sent by registered or certified mail, shall be deemed to have been given at the time of mailing.

             (e) Entirety. It is understood and agreed by and between the parties hereto that this Lease contains the final and entire agreement between said parties, and that they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. It is understood and agreed, however, that, subject to the terms of
Section 19(b) hereof, the terms hereof shall be modified, if so required, for the purpose of complying with or fulfilling the requirements of any mortgagee secured by a mortgage that may now be or hereafter become a lien on the Building, provided, however, that such modification shall not be in substantial derogation or diminution of any of the rights of the parties hereunder, nor increase any of the obligations or liabilities of the parties hereunder.

             (f) Waiver of Jury. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant and/or Tenant's use or occupancy of the Leased Premises.

             (g) Waiver of Venue. Tenant hereby waives any objection to the venue of any action filed by Landlord against Tenant in any state or federal court of the jurisdiction in which the Building is located, and Tenant further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by Landlord to any other court.

             (h) Corporations. If Tenant is a corporation, it shall, concurrently with the signing of this Lease, furnish to Landlord certified copies of the resolutions of its Board of Directors (or of the executive committee of its Board of Directors) authorizing Tenant to enter into this Lease; and it shall, if applicable, furnish to Landlord certified copies of the resolutions of the Board of Directors (or of the executive committee of such Board of Directors) of any corporate guarantor, authorizing such corporation to guarantee the obligations of Tenant under this Lease; and it shall furnish to Landlord evidence (reasonably satisfactory to Landlord and its counsel) that Tenant is a duly organized corporation under the laws of the state of its incorporation, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the laws of the state of its incorporation and has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.

             (i) Time of Essence. Time is of the essence in the performance of all Tenant's obligations under this Lease.

             (j) Words and Phrases. Wherever appropriate herein, the singular includes the plural and the plural includes the singular and neuter gender references shall refer to the gender of the particular party.

             (k) Limit on Landlord's Liability. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of

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
the Leased Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Leased Premises, shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Leased Premises, and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Tenant's attorneys. No partnership relation shall be deemed created hereunder between Landlord and Tenant. The foregoing provisions of this subsection shall run to the benefit of Landlord, its successors, assigns, mortgagees and ground lessors.

             (1) Counterparts. This Lease maybe executed in several counterparts, but all such counterparts shall constitute one and the same instrument.

             (m) Exhibits and Addendum. Exhibits A (Floor Plan of Leased Premises), C (Rules and Regulations), and any Addendum, attached hereto, are hereby incorporated herein.

             (n) HAZARDOUS WASTE. Landlord represents and warrants that, to the best of Landlord's knowledge, there is no hazardous material on the land or in the Building, including its interior, systems or structure (collectively, the "Property") and Landlord represents and warrants that, to the best of Landlord's knowledge, it is in compliance and will comply throughout the Term with all Requirements relating to the use, storage, disposal or transportation of hazardous material. "Hazardous material" or "hazardous substance" shall mean (1) asbestos or asbestos containing material, (ii) polychlorinated biphenyls in concentrations greater than 50 parts per million, oil and petroleum products and their derivatives, explosive substances, and radioactive, corrosive, contaminating or polluting materials and (iv) any other material or substance, whether solid, gaseous, or liquid, which may pose a present or potential hazard to human health or the environment when improperly disposed of, treated, stored, transported, or otherwise managed, including (a) hazardous wasted identified in accordance with Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, and (b) hazardous waste or material identified by regulation of any governmental authority regulating environmental or health matters. In the event that any such hazardous material is present in the Leased Premises or the Building, Landlord shall, in accordance with applicable laws and regulations, remove such hazardous material and restore the Leased Premises to its condition prior to Landlord's removal of the hazardous material. There shall be an abatement or adjustment of rental for any period that Tenant is prevented from using the Leased Premises as a result of the presence of hazardous material therein or as a result of remedial measures in respect thereto taken by Landlord, unless caused by Tenant, its agents, or employees. Landlord represents and warrants, to the best of Landlord's knowledge, it has not received any notice of violation of any hazardous substance laws in connection with the Building or project.

IN WITNESS WHEREOF, Tenant has caused this Lease, including the attached Addendum, if any, to be signed and attested in its corporate name by its proper corporate officers and its corporate seal to be affixed as of the day and year first above written.

WITNESS LERNER LEGAL      LANDLORD:
   DEPARTMENT                            Vintage Park Two Limited Partnership,
    APPROVED                             By its general partner:
                                         Lerner Enterprises Limited Partnership

/s/ [Illegible]                          By: /s/ Theodore N. Lerner
---------------------------------            -----------------------------------
                                             Theodore N. Lerner, General Partner

                                         By: /s/ Mark D. Lerner
                                             -----------------------------------
                                             Mark D. Lerner, General Partner

ATTEST:                                  TENANT:
                                         Template Software Inc.

By: /s/ [Illegible]                      By: /s/ E. Linwood Pearce
    -----------------------------            -----------------------------------
    Vice President Administration            E. Linwood Pearce
    [Corporate Seal]                         Chief Executive Officer


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